Filed Pursuant to Rule 424(b)(5)
Registration No. 333-271946

Prospectus supplement

(To prospectus dated June 2, 2023)

6,956,522 Shares

Common stock

We are offering 6,956,522 shares of our common stock.

Our common stock is listed on The Nasdaq Global Market under the symbol “KOD.” On December 12, 2025, the last reported sale price for our common stock on The Nasdaq Global Market was $23.81 per share.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

	Per share	Total
Public offering price	$23.00	$160,000,006
Underwriting discounts and commissions(1)	$1.38	$9,600,000
Proceeds to Kodiak Sciences Inc., before expenses	$21.62	$150,400,006

(1)	See “Underwriting” for a description of the compensation payable to the underwriters.

We have granted the underwriters an option to purchase up to an additional 1,043,478 shares of common stock from us at the public offering price, less underwriting discounts and commissions, within 30 days from the date of this prospectus supplement.

Investing in our common stock involves a high degree of risk. Please read “Risk factors” beginning on page S-6 of this prospectus supplement and in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Entities affiliated with Baker Bros. Advisors LP, or BBA, and one of our directors, Dr. Felix J. Baker, have indicated an interest in purchasing up to an aggregate of one-third of the shares of the common stock offered in this offering at the price offered to the public. Because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, less or no shares in this offering to BBA, or BBA may determine to purchase more than, less than or none of the shares they have indicated an interest in purchasing in this offering.

The underwriters expect to deliver the shares to purchasers on or about December 18, 2025.

J.P. Morgan	Jefferies	Evercore ISI	UBS Investment Bank

December 16, 2025

Prospectus supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated June 2, 2023, including the documents incorporated by reference therein, provides more general information about our common stock. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the underwriters have not, authorized anyone to provide you with information different than or inconsistent with the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since the date of those respective documents. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise stated, all references in this prospectus supplement to “Kodiak,” “we,” “us,” “our” and similar references refer to Kodiak Sciences Inc. and its subsidiaries taken as a whole. This prospectus supplement contains references to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing in our common stock. Before you decide to invest in our common stock, you should carefully read the prospectus supplement and the accompanying prospectus and any related free writing prospectus, including the section titled “Risk factors” contained in this prospectus supplement, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompany prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus supplement and the accompany prospectus are a part.

Company overview

Kodiak is a precommercial retina focused biotechnology company. We are focused on bringing new science to the design and manufacture of next generation retinal medicines to prevent and treat the leading causes of blindness globally. We are developing a portfolio of three late-stage investigational therapies (KSI-101, KSI-501 and tarcocimab) which we are evaluating in four ongoing Phase 3 clinical trials. We expect to announce topline data from three of these studies (GLOW2, DAYBREAK and PEAK) in calendar year 2026 and one of these studies (PINNACLE) in 2027.

KSI-101 is a novel, potent and high strength (100 mg/mL) antibody-based therapy with a bispecific mechanism of action targeting both interleukin-6 (IL-6) and vascular endothelial growth factor (VEGF). We are developing KSI-101 for patients with macular edema (retinal fluid) secondary to inflammation, or MESI. MESI is a heterogeneous group of diseases that clinically present with macular edema and visual impairment which are caused by a common pathophysiology of immune insult leading to inflammation and blood retinal barrier disruption. The clinical presentation of retinal fluid and visual impairment is a mainstay in these patients, irrespective of the location of the inflammation inside of the eye (anterior, intermediate, posterior or all intraocular compartments) or the specific etiology (defined autoimmune associated, idiopathic, post-procedural, or inflammatory choroidal neovascularization). Currently there are no available intravitreal biologic therapies addressing the spectrum of MESI diseases. We believe that MESI represents a new market segment separate from the established anti-VEGF retina market. Data from our dose-finding Phase 1b APEX study showed meaningful vision gains are rapidly achieved as early as week 4 and showed continued improvement in best corrected visual acuity (BCVA) through week 20, with more than half of patients achieving improvement of 3-lines or more on the eye chart (≥15 letter gain). More than 90% of patients in the top two dose levels achieved and sustained real dryness of the retina. KSI-101 also continued to be well tolerated with a favorable safety profile. The top two dose levels in APEX have been advanced into the Phase 3 pivotal studies, PEAK and PINNACLE which are actively enrolling patients. We expect to complete enrollment for the PEAK study in 1H 2026 and to announce topline data in 2H 2026. We expect to complete enrollment for the PINNACLE study in 2H 2026 and to announce topline data in 1H 2027 followed shortly thereafter by Biologics License Application, or BLA, submission.

KSI-501 is a first-in-class anti-IL-6, VEGF-trap bispecific therapy built on our ABC® platform and is being developed as a mainstay intravitreal biologic therapy for VEGF-driven retinal vascular diseases with the objectives to demonstrate (i) an additional efficacy benefit above and beyond anti-VEGF therapies (driven by its bispecific mechanism of action), (ii) a strong efficacy/immediacy (driven by its enhanced formulation), and (iii) a strong durability (driven by its ABC design and science of durability). KSI-501 is currently being studied in the Phase 3 DAYBREAK study in patients with neovascular age-related macular degeneration, or wet AMD. The DAYBREAK study is a non-inferiority study evaluating parallel investigational arms of KSI-501 and tarcocimab against active comparator aflibercept. Patients randomized to KSI-501 will receive fixed every 8-week dosing with additional individualized dosing (up to monthly dosing) on an as needed basis after four monthly loading doses. Patients randomized to aflibercept will be dosed per label. Using a treat-to-dryness approach, coupled with fixed intensive proactive dosing, our goal is to maximize both the probability of meeting the primary endpoint as well as the probability of demonstrating additional efficacy benefits. The primary endpoint is non-inferiority in change in visual acuity from baseline to the average of Week 40, 44 and 48. The objective for KSI-501 in DAYBREAK is to explore the efficacy potential of bispecific IL-6 and VEGF inhibition in a broad treatment-naïve wet AMD population. DAYBREAK has completed enrollment of approximately 690 subjects, and we expect to announce topline data in 3Q 2026.

Tarcocimab is a novel anti-VEGF antibody biopolymer conjugate under development for the treatment of high prevalence retinal vascular diseases. Tarcocimab is being developed as a mainstay intravitreal biologic that provides a strong efficacy/immediacy (driven by its enhanced formulation) and a strong durability (driven by its ABC platform design and science of durability) with the ultimate objective of providing, if approved, a flexible 1-month through 6-month label for patients with retinal vascular disease. To date, tarcocimab has completed three successful Phase 3 pivotal clinical studies: the Phase 3 GLOW1 study in diabetic retinopathy (“DR”), the Phase 3 BEACON study in retinal vein occlusion (“RVO”) and the Phase 3 DAYLIGHT study in wet AMD. In the GLOW1 study, tarcocimab successfully treated DR patients and prevented disease progression with 100% of patients on extended 6-month dosing. In the BEACON study, in the first 6 months tarcocimab-treated patients were dosed on an every 8-week interval (as opposed to an every 4-week interval for aflibercept) and in the second 6 months nearly half of tarcocimab patients did not require any treatment while achieving similar vision and anatomical outcomes as the aflibercept group at one year. In the DAYLIGHT study, tarcocimab demonstrated non-inferior efficacy results and compelling safety and tolerability on a once monthly dosing interval. Tarcocimab is currently being studied in two Phase 3 clinical trials, the GLOW2 superiority study in approximately 250 patients with diabetic retinopathy and the DAYBREAK non-inferiority study in approximately 690 patients with wet AMD. Both studies have completed enrollment. The GLOW2 study design mirrors that of our successful GLOW1 study in DR, with the advantage of a third monthly loading dose (baseline, Week 4, Week 8) to provide dosing flexibility to providers. As in the GLOW1 study design, all patients randomized to investigational therapy will receive tarcocimab on extended, 6-month dosing. The DAYBREAK study is evaluating parallel investigational arms of tarcocimab and KSI-501 against active comparator aflibercept. The DAYBREAK study incorporates learnings from prior pivotal trials of tarcocimab and was designed to maximize the probability of meeting the primary endpoint of non-inferiority in visual acuity gains. Patients randomized to tarcocimab will receive individualized dosing every 1-month to 6-month on an as needed basis following four monthly loading doses. Patients randomized to aflibercept will be dosed per label. The individualized dosing of tarcocimab is determined by a treat-to-dryness proactive approach using presence of retinal fluid as a disease activity marker. We intend to file a single BLA for tarcocimab in the three diseases of wet AMD, DR and retinal vein occlusion in 2026.

We have a dedicated, Swissmedic-approved, commercial-scale bioconjugates manufacturing facility that was custom-designed and built in collaboration with Lonza AG. We believe these manufacturing capabilities could position us well for potential market share capture if tarcocimab and KSI-501 are approved.

With regards to our pipeline programs, dual cytokine-targeting bispecific antibody programs KSI-102 (anti-TNFa/IL-6) and KSI-103 (anti-IL-1/IL-6) continue to progress through pre-IND activities, targeting diseases of ocular inflammation. Retina duet programs in glaucoma and geographic atrophy built on our ABC® platform continue to progress.

Our VETi™ (Visual Engagement Technology and imager) program has achieved significant advancements in hardware, software and algorithms development. VETi is our AI- and machine-learning-enabled wearable headset with the potential to be used in a variety of ways to bolster our commercial retina franchise. Broader application of these advancements in the fields of identity security and cognitive science have been explored with promising and rapid development of functioning prototype devices. Kodiak’s leadership at the intersection of retinal biology, optics and artificial intelligence continues to advance.

Corporate information

We were organized in June 2009 in Delaware as a limited liability company. In September 2015, we converted to a Delaware corporation and, in connection with the conversion, changed our name to “Kodiak Sciences Inc.” Our principal executive office is located at 1250 Page Mill Road, Palo Alto, California 94304. Our telephone number is (650) 281-0850. Our website is www.kodiak.com. Information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

Implications of being a smaller reporting company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year prior to the determination date. As a smaller reporting company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation.

The offering

Common stock offered by us	6,956,522 shares of our common stock.

Option to purchase additional shares	The underwriters have been granted an option to purchase up to an aggregate of 1,043,478 shares of our common stock from us. This option is exercisable, in whole or in part, for a period of 30 days following the date of this prospectus supplement.

Common stock to be outstanding immediately after this offering	59,955,083 shares (or 60,998,561 shares if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $149.9 million (or approximately $172.5 million if the underwriters’ option to purchase additional shares is exercised in full) after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will retain broad discretion over the use of the net proceeds from the sale by us of the common stock in this offering. We currently intend to use the net proceeds from this offering, together with our current cash and cash equivalents, for working capital and general corporate purposes. See “Use of Proceeds.”

Risk factors	See “Risk factors” beginning on page S-5 of this prospectus supplement and in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should carefully consider before deciding to invest in our common stock.

Nasdaq Global Market	“KOD”
symbol

The number of shares of our common stock to be outstanding immediately after this offering is based on 52,998,561 shares of common stock outstanding as of September 30, 2025 and excludes as of that date:

•

18,287,900 shares of our common stock issuable upon the exercise of outstanding options to purchase our common stock under the 2015 Share Incentive Plan, or 2015 Plan and the 2018 Equity Incentive Plan, or 2018 Plan, at a weighted-average exercise price of $17.24 per share;

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4,627,334 shares of our common stock issuable upon the exercise of outstanding options to purchase our common stock under the 2021 Long-Term Performance Incentive Plan, or 2021 LTPIP, at a weighted-average exercise price of $88.21 per share;

•	120,583 shares of our common stock issuable upon the settlement of outstanding restricted stock units granted under the 2018 Plan;

•

74,000 shares of our common stock issuable upon the exercise of outstanding options to purchase our common stock under the 2018 Plan granted subsequent to September 30, 2025, with a weighted-average exercise price of $19.80 per share;

•	11,200 shares of our common stock issuable upon the settlement of outstanding restricted stock units under the 2018 Plan granted subsequent to September 30, 2025;

•	687,700 shares of our common stock reserved for future issuance under the 2018 Plan; and

•	296,960 shares of our common stock reserved for future issuance under the 2018 Employee Stock Purchase Plan, or ESPP.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options described above after September 30, 2025, no settlement of the restricted stock units described above after September 30, 2025 and no exercise by the underwriters of their option to purchase additional shares of our common stock.

Entities affiliated with BBA and one of our directors, Dr. Felix J. Baker, have indicated an interest in purchasing up to an aggregate of one-third of the shares of the common stock offered in this offering at the price offered to the public. Because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, less or no shares in this offering to BBA, or BBA may determine to purchase more than, less than or none of the shares they have indicated an interest in purchasing in this offering.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and in our other filings that are incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety, together with the other information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks related to this offering

We will have broad discretion over the use of net proceeds we receive in this offering, and despite our efforts may not use them in a manner that increases the value of your investment.

Our management will have broad discretion to use the net proceeds we receive in this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The net proceeds may be used for corporate purposes that ultimately do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could have an adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

If you purchase shares of common stock in this offering, you will experience immediate dilution in the book value of your shares.

The offering price per share of our common stock in this offering is higher than the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. At the public offering price of $23.00 per share, purchasers of common stock in this offering will experience immediate dilution of $20.10 per share in net tangible book value of our common stock. The exercise or vesting and settlement, as applicable, of outstanding stock options or restricted stock units may result in further dilution of your investment. For a further description of the dilution you will experience immediately after this offering, see the section titled “Dilution.”

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we expect to in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share paid by investors in this offering.

The sale of our common stock in this offering and any future sales of our common stock or the perception that such sales could occur, may depress our stock price and our ability to raise funds in new stock offerings.

We may from time to time issue additional shares of common stock at a discount from the current trading price of our common stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of our common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. Sales of shares of our common stock in this offering or the perception that such sales could occur, may lower the market price of our common stock and may make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all.

We do not currently intend to pay dividends on our common stock, and any return to investors is expected to come, if at all, only from potential increases in the price of our common stock.

We have never declared or paid any cash dividends on our capital stock, and you should not rely on an investment in our common stock to provide dividend income. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

An active trading market for our common stock may not be sustained following this offering.

Although our common stock is listed on the Nasdaq Global Market, an active trading market for our shares may not be sustained. If an active market for our common stock does not continue, it may be difficult for you to sell your shares, including shares you may purchase in this offering, without depressing the market price for the shares or sell your shares at all. Any inactive trading market for our common stock may also impair our ability to raise capital to continue to fund our operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K for the period ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2025, June 30, 2025 and September 30, 2025, as well as any amendments thereto, filed with the SEC.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “project,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these statements.

These statements involve risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.

Forward-looking statements in this prospectus or incorporated herein by reference include, but are not limited to, statements about:

•	the success, cost and timing of our development activities, preclinical studies, clinical trials and regulatory filings;

•	our ability to obtain funding for our operations, including funding necessary to develop, manufacture and commercialize our product candidates;

•	the translation of our preclinical results and data and early clinical trial results in particular relating to safety, efficacy and durability into future clinical trials in humans;

•	the durability, efficacy and safety of our product candidates;

•	our ability to progress each of our product candidates, including tarcocimab, KSI-501 and KSI-101, into later stages of development and towards a BLA;

•	the scope, progress, results and costs of developing any product candidates we have or may develop, and conducting preclinical studies and clinical trials;

•

the number, size and design of clinical trials that regulatory authorities may require to obtain marketing approval, including the order and number of clinical studies required to support a BLA in RVO, DR, and wet AMD, or any of our current or future product candidates, including the sufficiency of a single additional pivotal study of tarcocimab tedromer and a single BLA for wet AMD, RVO and DR together;

•	our and Lonza’s ability to successfully execute on our manufacturing development plan;

•

our expectations regarding chemistry manufacturing and controls, requirements of the United States Food and Drug Administration, or FDA, and other regulatory bodies to support any BLA submission and potential commercial launch;

•	our expectations regarding enhancements and benefits of new formulations of tarcocimab, KSI-501, KSI-101 or other ABC Platform derived molecules;

•	the timing or likelihood of regulatory filings and approvals, including the potential to achieve FDA approval of any product candidates;

•	our ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations and/or warnings in the label of any approved product candidate;

•	the rate and degree of market acceptance of our product candidates;

•	the size and growth potential of the markets for our product candidates, if approved for commercial use, and our ability to serve those markets;

•	the pricing and reimbursement of our product candidates, if approved;

•	the success of competing products or platform technologies that are or may become available;

•	our plans and ability to establish sales, marketing and distribution infrastructure to commercialize any product candidates for which we obtain approval;

•	our expectation as to the concentration of retina specialists in the United States and its impact on our sales and marketing plans;

•	our expectations regarding our ability to enter into manufacturing-related commitments, and the timing thereof;

•	future agreements with third parties in connection with the commercialization of our product candidates;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	the expected potential benefits of strategic collaboration agreements and our ability to attract collaborators with development, regulatory and commercialization expertise;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	potential claims relating to our intellectual property and third-party intellectual property;

•	existing regulations and regulatory developments in the United States and foreign countries;

•	the impact of the unfavorable U.S. and global economic conditions on our business and operations, the business and operations of our collaborators, and on the global economy;

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the accuracy of our estimates regarding the sufficiency of our cash resources, expenses, future revenue, capital requirements and needs for additional financing, as well as, our ability to continue as a going concern;

•	our financial performance;

•	our aspirational goals and objectives related to our human capital resources and workforce objectives;

•	our ability to attract and retain key managerial, scientific and medical personnel; and

•	our anticipated use of proceeds of this offering.

You should refer to the “Risk factors” section of this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We expect that the net proceeds from our issuance and sale of shares of our common stock in this offering will be approximately $149.9 million, or approximately $172.5 million if the underwriters exercise their option to purchase additional shares of our common stock in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering, together with our current cash and cash equivalents, for working capital and general corporate purposes.

The amounts and timing of our actual expenditures and the extent of clinical development may vary significantly depending on numerous factors, including the progress of our development efforts, both clinical and manufacturing, the status of and results from ongoing clinical trials or clinical trials we may commence in the future, as well as any collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Pending the use of net proceeds, we intend to invest the net proceeds in a variety of capital preservation instruments, including corporate notes, commercial paper and money market accounts.

DIVIDEND POLICY

We have never declared or paid any dividends on our capital stock. We currently intend to retain all available funds and any future earnings for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying cash dividends in the foreseeable future. The payment of dividends will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payment of dividends present in any future debt agreements and other factors that our board of directors may deem relevant.

DILUTION

Our net tangible book value as of September 30, 2025 was $23.7 million, or approximately $0.45 per share of common stock. Net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2025.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after completion of this offering. After giving effect to our sale of 6,956,522 shares of our common stock in this offering at the public offering price of $23.00 per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2025 would have been approximately $173.6 million, or $2.90 per share. This represents an immediate increase in net tangible book value of $2.45 per share to existing stockholders and immediate dilution in net tangible book value of $20.10 per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$23.00

Net tangible book value per share as of September 30, 2025	$0.45
Increase in net tangible book value per share attributable to this offering	$2.45

As adjusted net tangible book value per share as of September 30, 2025 after giving effect to this offering		$2.90
Dilution per share to investors purchasing our common stock in this offering		$20.10

If the underwriters exercise in full their option to purchase additional shares, the as adjusted net tangible book value after this offering would be $3.22 per share, representing an increase in net tangible book value of $2.77 per share to existing stockholders and immediate dilution in net tangible book value of $19.78 per share to investors purchasing our common stock in this offering at the public offering price.

The number of shares of our common stock to be outstanding immediately after this offering is based on 52,998,561 shares of common stock outstanding as of September 30, 2025 and excludes as of that date:

•

18,287,900 shares of our common stock issuable upon the exercise of outstanding options to purchase our common stock under the 2015 Plan and 2018 Plan, at a weighted-average exercise price of $17.24 per share;

•	4,627,334 shares of our common stock issuable upon the exercise of outstanding options to purchase our common stock under the 2021 LTPIP, at a weighted-average exercise price of $88.21 per share;

•	120,583 shares of our common stock issuable upon the settlement of outstanding restricted stock units granted under the 2018 Plan;

•

74,000 shares of our common stock issuable upon the exercise of outstanding options to purchase our common stock under the 2018 Plan granted subsequent to September 30, 2025, with a weighted-average exercise price of $19.80 per share;

•	11,200 shares of our common stock issuable upon the settlement of outstanding restricted stock units under the 2018 Plan granted subsequent to September 30, 2025;

•	687,700 shares of our common stock reserved for future issuance under the 2018 Plan; and

•	296,960 shares of our common stock reserved for future issuance under the ESPP.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR

NON-U.S. HOLDERS OF COMMON STOCK

The following summary describes the material U.S. federal income tax consequences of the ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating thereto, does not deal with non-U.S., state, or local consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances, and does not address U.S. federal tax consequences (such as gift and estate taxes) other than income taxes. In particular, this discussion does not address any alternative minimum tax, the Medicare contribution tax on net investment income, or the application of special tax accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”). Special rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Code, such as:

•	financial institutions;

•	insurance companies;

•	tax-exempt organizations or governmental organizations;

•	tax-qualified retirement plans;

•	real estate investment trusts or regulated investment companies;

•	broker-dealers and traders in securities;

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	corporations organized outside of the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. taxpayers for U.S. federal income tax purposes;

•	persons that hold our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment or other risk reduction strategy;

•	persons who acquire our common stock through the exercise of an option or otherwise as compensation;

•	persons that acquired our common stock pursuant to the exercise of warrants or conversion rights under convertible instruments;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•

partnerships and other pass-through entities or arrangements treated as partnerships, S corporations, or disregarded entities for U.S. federal income tax purposes and investors in such entities or arrangements; and

•	persons deemed to sell our common stock under the constructive sale provisions of the Code.

Such holders are urged to consult their own tax advisors to determine the U.S. federal, state, and local, non-U.S., and other tax consequences that may be relevant to them.

The discussion below is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder, published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, each as of the date hereof, and such authorities may be repealed, revoked, or modified, or interpreted differently, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested, and will not request, a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions. This discussion assumes that the Non-U.S. Holder holds our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding our common stock and the partners in such partnerships are urged to consult their tax advisors about the particular U.S. federal income tax consequences to them of holding and disposing of our common stock.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PERSONS CONSIDERING THE PURCHASE OF OUR COMMON STOCK PURSUANT TO THIS OFFERING SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME, GIFT, ESTATE, AND OTHER TAX CONSEQUENCES OF ACQUIRING, OWNING, AND DISPOSING OF OUR COMMON STOCK IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION, INCLUDING ANY STATE, LOCAL, OR NON-U.S. TAX CONSEQUENCES, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our common stock that is neither a U.S. Holder (as defined below) nor a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes). A “U.S. Holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

Distributions

If we make distributions of cash or property on our common stock to a Non-U.S. Holder, such distributions, to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute dividends for U.S. federal income tax purposes and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to the discussions below regarding effectively connected income, backup withholding, and foreign accounts. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us and/or our paying agent with a properly executed IRS Form W-8BEN (in the case of individuals) or IRS Form W-8BEN-E (in the case of entities), or other appropriate form, before the payment of such dividend certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty and does not timely provide us and/or our paying agent with the required certification, such Non-U.S. Holder may be able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to us and/or our paying agent a properly executed IRS Form W-8ECI, stating that the dividends are so connected. In general, such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. residents. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

To the extent distributions on our common stock exceed our current and accumulated earnings and profits, such distributions will first reduce the Non-U.S. Holder’s adjusted basis in our common stock, but not below zero, and then will be treated as capital gain to the extent of any amount distributed in excess of such holder’s adjusted tax basis in our common stock. Such capital gain generally will be taxed in the same manner as gain realized from a sale or other disposition of common stock, as described in the next section.

Gain on disposition of our common stock

Subject to the discussions below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless:

•

the gain is effectively connected with a trade or business of such holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States);

•	the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time within the shorter of the five-year period preceding such disposition or such holder’s holding period in our common stock.

In general, we would be a United States real property holding corporation if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business. We believe that we are not, and we do not anticipate becoming, a United States real property holding corporation, but there can be no assurance in this regard. Even if we are treated as a United States real property holding corporation, gain realized by a Non-U.S. Holder on a disposition of our common stock will not be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly, and constructively, no more than 5% of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the holder’s holding period in our common stock and (2) our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market. There can be no assurance that our common stock will qualify as regularly traded on an established securities market.

A Non-U.S. Holder described in the first bullet above will be required to pay tax on a net income basis at the U.S. federal income tax rates applicable to U.S. Holders, and corporate Non-U.S. Holders described in the first bullet above may be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, as adjusted for certain items. A Non-U.S. Holder described in the second bullet above will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which gain may be offset by certain U.S.-source capital losses (even though such Non-U.S. Holder is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information reporting requirements and backup withholding

Information returns are required to be filed with the IRS in connection with payments of distributions on our common stock, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. Unless a Non-U.S. Holder complies with certification procedures to establish that such Non-U.S. Holder is not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock. A Non-U.S. Holder may be subject to backup withholding, currently at a rate of 24%, on payments on our common stock or on the proceeds from a sale or other disposition of our common stock, unless such Non-U.S. Holder complies with certification procedures to establish that such Non-U.S. Holder is not a United States person or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that such Non-U.S. Holder is a United States person. A Non-U.S. Holder may avoid backup withholding by providing a properly executed applicable IRS Form W-8 certifying its non-U.S. status. Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or is incorporated under the provisions of a specific treaty or agreement.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded to a Non-U.S. Holder or credited against its U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign accounts

Sections 1471 through 1474 of the Code (commonly referred to as FATCA) impose a U.S. federal withholding tax of 30% on certain payments to a foreign financial institution (as specifically defined by applicable rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). FATCA also generally imposes a U.S. federal withholding tax of 30% on certain payments to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding substantial direct and indirect U.S. owners of the entity. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules.

FATCA withholding currently applies to dividends paid on our common stock. FATCA withholding would have applied to the gross proceeds of a disposition of our common stock, but the U.S. Treasury Department has released proposed regulations which, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% that otherwise would apply to the gross proceeds of a disposition of our common stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued. Non-U.S. Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in our common stock.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY RECENT OR PROPOSED CHANGE IN APPLICABLE LAW.

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC, Jefferies LLC, Evercore Group L.L.C. and UBS Securities LLC are the joint book-running managers of the offering and representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of shares
J.P. Morgan Securities LLC	2,226,087
Jefferies LLC	1,739,131
Evercore Group L.L.C.	1,739,131
UBS Securities LLC	1,252,173

Total	6,956,522

The underwriters are committed to purchase all the common shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the common shares directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.828 per share. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to 1,043,478 additional shares of common stock from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option. If any shares are purchased with this option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $1.38 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$1.38	$1.38
Total	$9,600,000.36	$11,040,000.00

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $500,000.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to or file with the SEC a registration statement under the Securities Act of 1933, as amended, or the “Securities Act”, relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or publicly disclose the intention to undertake any of the foregoing, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC, Jefferies LLC and Evercore Group L.L.C., on behalf of the underwriters, for a period of 45 days after the date of this prospectus supplement, other than, among other things, (i) the shares of our common stock to be sold pursuant to this prospectus supplement, (ii) any shares of our common stock issued upon the exercise (including any net exercise) of an option or warrant or vesting or settlement of other equity awards granted under our stock plans, in each case outstanding on the date of this prospectus supplement, (iii) any options, restricted stock units or restricted stock awards granted pursuant to our existing employee benefit plans, and (iv) the issuance by us of shares of common stock or securities convertible into, exchangeable for or that represent the right to receive common stock in connection with (x) the acquisition by us or any of our subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by us in connection with such acquisition, (y) our joint ventures, equipment leasing arrangements, licensing transactions, collaborations, debt financings and other strategic transactions; provided that the aggregate number of shares of common stock that we may sell or issue or agree to sell or issue pursuant to clause (iv) shall not exceed 5% of the total number of shares of common stock outstanding immediately following the completion of this offering and we will cause each recipient of such securities to execute and deliver to the representatives, on or prior to the issuance of such securities, a lock-up agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 45 days, or the restricted period, after the date of this prospectus supplement, may not, and may not cause any direct or indirect affiliate to, without the prior written consent of J.P. Morgan Securities LLC, Jefferies LLC and Evercore Group L.L.C., on behalf of the underwriters, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock (including, without limitation, our common stock or such other securities which may be deemed to be beneficially owned by such directors or executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to undertake any of the foregoing, (2) enter into any hedging swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or securities convertible into or exercisable or exchangeable for our common stock.

The restrictions described in the immediately preceding paragraph do not apply to or prohibit:

(a)

transactions relating to shares of common stock or other securities acquired in open market transactions after the completion of this offering, provided that no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of common stock or other securities acquired in such open market transactions;

(b)

transfers of shares of common stock or any security convertible into or exercisable or exchangeable for common stock (i) by bona fide gift; (ii) by will or intestate succession; (iii) to the spouse, domestic partner, father, mother, siblings, aunts, uncles, nieces and nephews and lineal descendants and ancestors (each, an “immediate family member”) of the lock-up signatory or to a trust formed for the benefit of an immediate family member; (iv) if the lock-up signatory is a corporation, partnership or other business entity (x) to another corporation, partnership or other business entity that controls, is controlled by or is under common control with the lock-up signatory or (y) as part of a disposition, transfer or distribution to limited partners, stockholders, equity holders or members of any person subject to a lock-up agreement; or (v) if the lock-up signatory is a trust, to a trustee or beneficiary of the trust; provided that in the case of any transfer or distribution pursuant to this clause (b), (A) each recipient shall sign and deliver to the representatives a lock-up agreement, (B) no filing under Section 16(a) of the Exchange Act or other public announcement, reporting a reduction in beneficial ownership of shares of common stock, shall be required or voluntarily made in connection with such transfer or distribution (other than a filing in the case of a transfer pursuant to clause (b)(i) required pursuant to Section 16(a) of the Exchange Act; provided that any such filing shall state that such transfer is a bona fide gift and that such shares remain subject to the restrictions set forth herein) and (C) such transfer or distribution shall not involve a disposition for value;

(c)

the transfer of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock to the Company upon a vesting event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities, in each case on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the lock-up signatory in connection with such vesting or exercise, so long as such “cashless exercise” or “net exercise” is effected solely by the surrender of outstanding options or warrants (or the common stock issuable upon the exercise thereof) to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations, and provided no filing under Section 16(a) of the Exchange Act or any other public filing or disclosure of such receipt or transfer, shall be voluntarily made by or on behalf of the lock-up signatory and any filing required under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that (i) the filing relates to the circumstances described in this clause (c), and (ii) no shares were sold by the reporting person;

(d)

the exercise of options for cash to purchase shares of common stock granted under a stock incentive plan described in this prospectus supplement or the exercise of warrants for cash to purchase shares of common stock described in this prospectus supplement, provided, that the underlying shares of common stock continue to be subject to the restrictions set forth in the lock-up agreements, and that no filing under Section 16(a) of the Exchange Act or any other public filing or disclosure of such receipt or transfer, shall be voluntarily made by or on behalf of any person subject to a lock-up agreement, and any filing required under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that (i) the filing relates to the circumstances described in this clause (d), (ii) the shares received upon exercise of the option are subject to a lock-up agreement with the underwriters of the this offering, and (iii) no shares were sold by the reporting person;

(e)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the lock-up signatory or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period;

(f)

the transfer of shares of common stock or any security convertible into or exercisable or exchangeable for common stock to the Company, pursuant to agreements under which the Company has the option to repurchase such shares in connection with the termination of employment with the Company of the lock-up signatory or a right of first refusal with respect to transfers of such shares, provided that any related filing, if any, under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (f);

(g)

the transfer of shares of common stock or any security convertible into or exercisable or exchangeable for common stock that occurs pursuant to a qualified domestic order, in connection with a divorce settlement, provided that (i) such transfer shall not involve a disposition for value, (ii) each of the Company and the lock-up signatory shall make best efforts to ensure that each transferee shall sign and deliver a lock-up agreement and (iii) no filing under Section 16(a) of the Exchange Act shall be made by or on behalf of the lock-up signatory during the restricted period, unless such filing clearly indicates in the footnotes thereto that such transfer occurred by operation of law, pursuant to a qualified domestic order or in connection with a divorce settlement;

(h)

the transfer of shares of common stock or any security convertible into or exercisable or exchangeable for common stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the common stock involving a “change of control” (as defined below) of the Company occurring after the consummation of the this offering, that has been approved by the board of directors of the Company, provided, that if the tender offer, merger, consolidation or other such transaction is not completed, the common stock owned by the lock-up signatory shall remain subject to the restrictions contained in the lock-up agreement. For purposes of this clause (h), “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the voting stock of the Company; or

(i)

transfers or sales of shares of common stock pursuant to any trading plan established pursuant to Rule 10b5-1 under the Exchange Act, provided that such plan was entered into by the lock-up signatory and disclosed to the representatives prior to the date of the lock-up agreement, and provided further that any filing required to be made under Section 16(a) of the Exchange Act as a result of such transfer or sale shall state that such transfer or sale is pursuant to a trading plan pursuant to Rule 10b5-1 and shall also state the date such trading plan was adopted.

J.P. Morgan Securities LLC, Jefferies LLC and Evercore Group L.L.C., in their sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time without notice.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on The Nasdaq Global Market under the symbol “KOD.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discounts and commissions received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The Nasdaq Global Market, in the over-the-counter market or otherwise.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. For example, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Selling Restrictions

General

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in any shares. No shares have been offered or will be offered to the public in Switzerland, except that offers of shares may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which is a professional client as defined under the FinSA;

(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of lead manager for any such offer; or

(c)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares shall require the Company or any investment bank to publish a prospectus pursuant to Article 35 FinSA.

The shares have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre, or DIFC

This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or DFSA. This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Australia

This prospectus supplement and the accompanying prospectus:

•	do not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•

have not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or Exempt Investors.

The shares of our common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the SFO, of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong), or the CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are ‘‘prescribed capital markets products’’ (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Each underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)	to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(c)(ii) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

LEGAL MATTERS

Cooley LLP is serving as our counsel in this offering. Davis Polk & Wardwell LLP is representing the underwriters in connection with this offering.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including the Company. The address of the SEC website is www.sec.gov.

We maintain a website at www.kodiak.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement or the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of the prospectus supplement (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K) but prior to the termination of the offering of the common stock covered by this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025;

•

our definitive Proxy Statement on Schedule 14A, filed with the SEC on April 22, 2025 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024);

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May  14, 2025, for the quarter ended June 30, 2025, filed with the SEC on August 13, 2025, and for the quarter ended September 30, 2025, filed with the SEC on November 13, 2025;

•	our Current Report on Form 8-K filed with the SEC on June 3, 2025, to the extent the information in such report is filed and not furnished; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 1, 2018, including any amendments or reports filed for the purposes of updating this description, including the description of our common stock included as  Exhibit 4.6  to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement or the underlying prospectus is delivered, without charge upon the written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests for such copies should be directed to us at the following address: Kodiak Science Inc., 1250 Page Mill Road, Palo Alto, California 94304, Attention: Investor Relations, (650) 281-0850.

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and the accompanying prospectus.

PROSPECTUS

$350,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell any combination of the securities described in this prospectus, either individually or in combination with other securities in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide specific terms of these offerings and the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. See “Plan of Distribution” below for additional information on how we may conduct sales of our securities.

The securities offered by us in this prospectus may be sold directly to investors, to or through underwriters and also to other purchasers or through agents, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, we will set forth the names of such underwriters or agents, and any fees, commissions, discount arrangements, or over-allotment options in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

You should carefully read this prospectus, the applicable prospectus supplement or amendment and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “KOD.” On May 12, 2023, the closing price for our common stock, as reported on the Nasdaq Global Select Market, was $4.68 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Select Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 6 of this prospectus and contained in any applicable prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 2, 2023.

vi

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus, either individually or in combination with other securities in one or more offerings for an aggregate offering price of up to $350,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this prospectus, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or any documents that we have incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the heading “Where You Can Find Additional Information” of this prospectus and the information incorporated by reference into this prospectus under the heading “Incorporation by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained in or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any related free writing prospectus, and documents incorporated by reference is accurate only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

We use Kodiak, Kodiak Sciences, the Kodiak logo, and other marks as trademarks in the United States and other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part, before making your investment decision.

Except as otherwise indicated herein or as the context otherwise requires, the terms “KOD,” the “company,” the “Company” “we,” “us” and “our” in this document refer to Kodiak Sciences Inc., a Delaware corporation, and, where appropriate, its subsidiaries.

Our Company

Kodiak is a biopharmaceutical company committed to researching, developing and commercializing transformative therapeutics to treat high prevalence retinal diseases.

We are focused on bringing new science to the design and manufacture of next generation retinal medicines to prevent and treat the leading causes of blindness globally. Our ABC Platform™ uses molecular engineering to merge the fields of antibody-based and chemistry-based therapies and is at the core of Kodiak’s discovery engine.

Kodiak’s lead investigational medicine, tarcocimab tedromer (tarcocimab, KSI-301), is a novel anti-VEGF antibody biopolymer conjugate being developed for the treatment of retinal vascular diseases including diabetic eye diseases, the leading cause of blindness in working-age patients in the developed world, and wet age-related macular degeneration, the leading cause of blindness in elderly patients in the developed world. The tarcocimab clinical program is designed to assess the product candidate’s durability, efficacy and safety in major retinal vascular diseases in parallel, through the GLEAM and GLIMMER studies in diabetic macular edema, the BEACON study in retinal vein occlusion, the GLOW study in non-proliferative diabetic retinopathy and the DAYLIGHT study in wet age-related macular degeneration.

Kodiak has leveraged its ABC Platform to build a pipeline of product candidates in various stages of development. KSI-501 is our dual inhibitor antibody biopolymer conjugate targeting both VEGF (VEGF-trap) and IL-6 (anti-IL-6 antibody) and is being investigated in a Phase 1 clinical study initially in patients with diabetic macular edema. We are expanding our early research pipeline to include ABC Platform based triplet inhibitors for multifactorial diseases.

Corporate Information

Kodiak Sciences Inc. was founded in 2009, and is a Delaware corporation with its principal executive office located at 1200 Page Mill Road, Palo Alto, California 94304. Our telephone number is (650) 281-0850. Our website is www.kodiak.com. Information contained in, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus. Information concerning the Company is contained in the documents that we file with the SEC, as a reporting company under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are accessible at www.sec.gov. We also make available, free of charge on our website, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports filed or furnished with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.

Implications of Being a Smaller Reporting Company

Because the market value of our voting and non-voting common stock held by non-affiliates was less than $560 million measured on the last business day of our second fiscal quarter and our annual revenue was less than $100 million during the most recently completed fiscal year prior to such date, we qualify again as a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year prior to the determination date. As a smaller reporting company, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure. While we are a smaller reporting company, we are not required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act as long as we are considered a non-accelerated filer or our annual revenues are less than $100 million. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests. We cannot predict if investors will find our common stock less attractive as a result of our reliance on these exemptions. If some investors find our common stock less attractive as a result of any choice we make to reduce disclosure, there may be a less active trading market for our common stock and the market price for our common stock may be more volatile.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities, and/or warrants to purchase any of such securities , either individually or as units in combination, up to a total aggregate offering price of $350,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any; and

•	important United States federal income tax considerations.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us.

Common Stock

We may issue shares of our common stock from time to time. Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders and does not have cumulative voting rights. Subject to preferences that may apply to any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future. In this prospectus, we have summarized certain general features of our common stock under the heading “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to designate up to 10,000,000 shares of preferred stock in one or more series and to determine the designations, voting powers, preferences and rights of each series of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series, any or all of which may be greater than the rights of the common stock. Any convertible preferred stock we may issue will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates. You should refer to our amended and restated certificate of incorporation and our amended and restated bylaws, both of which are included as exhibits to documents incorporated by reference in the registration statement of which this prospectus is a part.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock under the heading “Description of Capital Stock—Preferred Stock.” We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or preferred stock. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the heading “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus will be evidenced by warrant certificates. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Use of Proceeds

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. See the section titled “Use of Proceeds” in this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by any subsequently filed periodic reports and other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. Each of the risk factors described in the documents referenced above could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, any related free writing prospectus, including the documents that we incorporate by reference in this prospectus, any prospectus supplement and any related free writing prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about us and our industry that involve substantial risks and uncertainties. All statements, other than statements of historical facts, including statements regarding our business strategy, future operations and results thereof, future financial position, future revenue, projected costs, prospects, current and prospective products, product approvals, research and development costs, current and prospective collaborations, timing and likelihood of success, plans and objectives of management, expected market growth and future results of current and anticipated products, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “contemplate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements in this prospectus or incorporated herein by reference include, but are not limited to, statements about:

•	the success, cost and timing of our development activities, preclinical studies, clinical trials and regulatory filings;

•	the translation of our preclinical results and data and early clinical trial results in particular relating to safety, efficacy and durability into future clinical trials in humans;

•	the continued durability, efficacy and safety of our product candidates;

•	the portfolio of clinical trials planned for submission in our Biologics License Application, or BLA, of tarcocimab tedromer (formerly KSI-301, also known as tarcocimab);

•

the scope, progress, results and costs of developing tarcocimab, KSI-501 or any other product candidates we may develop, and conducting preclinical studies and clinical trials, including for tarcocimab and KSI-501;

•	our ability to present clinical data across our pivotal trials during 2023;

•	our and Lonza’s ability to successfully execute on our manufacturing development plan;

•

the number, size and design of clinical trials that regulatory authorities may require to obtain marketing approval, including the order and number of clinical studies required to support a BLA in diabetic macular edema, or DME, retinal vein occlusion, or RVO, diabetic retinopathy, or DR and wet age-related macular degeneration, or wet AMD;

•

our expectations regarding chemistry manufacturing and controls, or CMC, requirements of the U.S. Food and Drug Administration, or FDA, and other regulatory bodies to support our BLA submission and potential commercial launch;

•	the timing or likelihood of regulatory filings and approvals, including the potential to achieve FDA approval of tarcocimab in DME, RVO, DR, wet AMD and/or of KSI-501;

•	our ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations and/or warnings in the label of any approved product candidate;

•	our ability to obtain funding for our operations, including funding necessary to develop, manufacture and commercialize our product candidates;

•	the rate and degree of market acceptance of our product candidates;

•	the success of competing products or platform technologies that are or may become available;

•	our plans and ability to establish sales, marketing and distribution infrastructure to commercialize any product candidates for which we obtain approval;

•	our expectation as to the concentration of retinal specialists in the United States and its impact on our sales and marketing plans;

•	our expectations regarding our ability to enter into manufacturing-related commitments, and the timing thereof;

•	future agreements with third parties in connection with the commercialization of our product candidates;

•	the size and growth potential of the markets for our product candidates, if approved for commercial use, and our ability to serve those markets;

•	existing regulations and regulatory developments in the United States and foreign countries;

•	the expected potential benefits of strategic collaboration agreements and our ability to attract collaborators with development, regulatory and commercialization expertise;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	potential claims relating to our intellectual property and third-party intellectual property;

•	our ability to contract with third-party suppliers and manufacturers and their ability to perform adequately;

•	the pricing and reimbursement of our product candidates, if approved;

•	our estimates regarding the impact of the unfavorable U.S. and global economic conditions on our business and operations, the business and operations of our collaborators, and on the global economy;

•	our aspirational goals and objectives related to our human capital resources and workforce objectives;

•	our ability to attract and retain key managerial, scientific and medical personnel;

•	the accuracy of our estimates regarding the sufficiency of our cash resources, expenses, future revenue, capital requirements and needs for additional financing; and

•	our financial performance.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus, and any prospectus supplement, any related free writing prospectus, may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, licensing agreements, collaborations, joint ventures or investments that we may make.

The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for working capital, capital expenditures, operating expenditures, and general corporate purposes. We may also use a portion of the net proceeds to invest in, acquire or in-license products, businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

The following description of the rights of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements and any free writing prospectus, summarizes the material terms and provisions of our capital stock. The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation as well as our amended and restated bylaws, and the applicable provisions of the Delaware General Corporation Law, or the DGCL. This information does not purport to be complete and is qualified entirely by reference to the applicable provisions of our amended and restated certificate of incorporation, amended and restated bylaws and the DGCL. For information on how to obtain copies of our amended and restated certificate of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus forms a part, see “Where You Can Find Additional Information.”

Authorized and Outstanding Capital Stock

Under our certificate of incorporation we are authorized to issue up to 500,000,000 shares, consisting of 490,000,000 shares of common stock, par value $0.0001 per share and 10,000,000 shares of Preferred Stock, par value $0.0001 per share.

Common Stock

Voting Rights

Each share of common stock is entitled to one vote per share on all matters (including the election of directors) submitted to a vote of stockholders, unless otherwise required by law or our certificate of incorporation. Our certificate of incorporation and bylaws do not provide for cumulative voting rights. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

Upon a liquidation event, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Holders of common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully Paid and Nonassessable

All of our outstanding shares of common stock are, and the shares of common stock we may issue under this prospectus, upon payment and delivery in accordance with the underwriting agreement, will be, fully paid and nonassessable.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in such series and to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing change in our control or other corporate action.

Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•

whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

The Delaware General Corporation Law, or DGCL, which is the law of the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value, the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be, or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Registration Rights

On March 1, 2021, we entered into a Registration Rights Agreement with certain investors, pursuant to which we agreed that, if such investors demand that we register their shares of our common stock for resale under the Securities Act, we would be obligated to effect such registration. Our registration obligations under this Registration Rights Agreement cover all shares of our common stock now held or later acquired by the investors, will continue in effect for up to 10 years after the date of the Registration Rights Agreement, and include our obligation to facilitate certain underwritten public offerings of our common stock by the investors in the future.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware Law

We are subject to Section 203 of the DGCL. Section 203 generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

•

In general, Section 203 defines an interested stockholder as any entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Certificate of Incorporation and Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•

permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in our control;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors, subject to the rights of any holders of preferred stock;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divide our board of directors into three classes, each of which stands for election once every three years;

•	provide that a director may only be removed from the board of directors by the stockholders for cause;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also meet specific requirements as to the form and content of a stockholder’s notice;

•

not provide for cumulative voting rights (therefore allowing the holders of a plurality of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•

provide that special meetings of our stockholders may be called only by the board of directors, the chairperson of the board of directors, our chief executive officer or president (in the absence of a chief executive officer); and

•

provide that stockholders will be permitted to amend certain provisions of our certification of incorporation and bylaws only upon receiving at least 66 2/3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

Our amended and restated bylaws also provide that, unless we otherwise consent in writing, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to the company or our stockholders, (iii) any action asserting a claim against the company arising pursuant to any provision of the DGCL, or the certificate of incorporation or bylaws, or (iv) any action asserting a claim against the company governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court, or for which such court does not have subject matter jurisdiction. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

We recognize that the Federal Forum Provision may impose additional litigation costs on stockholders who assert the provision is not enforceable and may impose more general additional litigation costs in pursuing any of these claims. Additionally, the forum selection clauses in our bylaws may limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us. Alternatively, if the Federal Forum Provision is found inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could have an adverse effect on our business, prospects, financial condition or results of operations. The Court of Chancery of the State of Delaware and the U.S. federal district courts may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against us and our directors and officers.

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing requirements of the Nasdaq Global Select Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is The Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.

Nasdaq Global Select Market

Our common stock is listed on the Nasdaq Global Select Market under the symbol “KOD.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities;

•	the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days

•

after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and in any related free writing prospectuses that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates listing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, to the extent applicable:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the specified time on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we, or any applicable trustee, depositary or warrant agent, maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

A global security may be terminated in certain situations as described under “-Special Situations When a Global Security Will Be Terminated,” or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we, or any applicable trustee, depositary or warrant agent, will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “-Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:

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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, directly to one or more purchasers or through a combination of any of these methods. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale. Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any overallotment or other option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

If a dealer is used in the sale of securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters or agents who are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in the securities on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus and registration statement or incorporated by reference in this prospectus. We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including the Company. The address of the SEC website is www.sec.gov.

We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Capital Stock.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon written or oral request and without charge. Written requests for such copies should be directed to Kodiak Sciences Inc., 1200 Page Mill Road, Palo Alto, California 94304, Attention: Investor Relations. Our website is located at www.kodiak.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any prospectus supplement.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it into this prospectus, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC (other than those documents or the portions of those documents not deemed to be filed), and any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is furnished and not deemed filed under such provisions, until we sell all of the securities:

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our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 28, 2023, including the information that was incorporated by reference therein upon the filing of our Definitive Proxy Statement on Schedule 14A for the year ended December 31, 2022, filed with the SEC on April 25, 2023;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 15, 2023;

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on October 1, 2018, as updated by the description of our capital stock contained in Exhibit 4.6 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any amendments or reports filed for the purpose of updating such description; and

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

The SEC file number for each of the documents listed above is 001-38682.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address: Kodiak Sciences Inc., 1200 Page Mill Road, Palo Alto, California 94304, Attention: Investor Relations, or by telephone request to (650) 281-0850.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

6,956,522 Shares

Common stock

Prospectus supplement

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December 16, 2025